Exhibit 10.1

PAYPLANT LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”), is entered into between Payplant LLC (“Payplant”), a Delaware limited liability company, as agent for Payplant Alternatives Fund LLC, a Delaware limited liability company (“Lender”), and Sysorex, Inc., a Nevada corporation and successor-in-interest by merger to Inpixon USA, a California corporation, with offices at 2479 East Bayshore Road, Suite 195, Palo Alto, CA 94303 (“Sysorex”) and Sysorex Government Services, Inc., a Virginia corporation, with offices at 2479 East Bayshore Road, Suite 195, Palo Alto, CA 94303 (“SGS” and together with Sysorex, jointly and severally, the “Borrower”), effective upon the date of signature by Borrower to this Agreement.

Borrower and Lender hereby agree as follows:

SECTION 1 Definitions; Interpretation.

(a) As used in this Agreement, the following terms shall have the following meanings:

“ACH” has the meaning specified in Section 2(e).

“Debtor” means, with respect to any Receivable, any Person obligated to pay such Receivable.

“Agreement” has the meaning specified in the preamble.

“Associated Rights” means any and all of the Borrower’s right, title and interest in relation to any Purchased Receivable including, in each case, to the extent related to such Receivable:

(a) all Security Interests in the relevant goods arising by law or by agreement with the related Debtor for the purpose of securing payment of the related Invoice Face Amount, including retention of title rights, if applicable;

(b) all rights, remedies and privileges under the related contract;

(c) all documents of title to goods, warehouse keepers’ receipts, bills of lading, shipping documents, airway bills or similar documents, if applicable;

(d) all Collection Proceeds and other remittances and payments of or on account of Collections of such Receivable, and any related securities, bonds, guarantees, indemnities and letters of credit, including direct debit rights if applicable; and

(e) all of the Borrower’s interest in any returned goods related to any sale giving rise to such Receivable and any proceeds of sale thereof.

“Borrower” has the meaning specified in the preamble.

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“Borrower Agreement” means that certain Borrower Agreement between Borrower and Lender, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Cash Flow Plan” means a plan approved by the Borrower’s Board, showing that the Borrower will be solvent through the end of April 30, 2016, assuming no other capital injections other than the capital provided by Payplant.

“Collateral” has the meaning specified in Section 3.

“Collateral Documents” means all agreements, instruments or documents that create or purport to create a Lien or guaranty in favor of Lender and all filings, documents, instruments and agreements made or delivered pursuant thereto (including, without limitation, any Guarantor Security Agreement).

“Collection Expenses” means Lender’s out-of-pocket costs and expenses in pursuing collection from Borrowers, Debtors , including Lender’s reasonable outside counsel fees, collection agency fees, court costs, and other third-party expenditures.

“Collection Proceeds” means all funds and money collected from the Debtor, the Borrower or from any other obligated Person, or from the exercise of Enforcement Rights with respect to or in any way accruing from a Purchased Receivable.

“Consummate” or “Consummation” means the completed purchase and True Sale of a Receivable to Lender.

“Loan Amount” has the meaning specified in Section 2(b).

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Designated Accounts” has the meaning specified in Section 2(f).

“Disclosures” means the Privacy Policy, Terms of Use and Borrower Agreement.

“Divert” or “Diversion” means any action or inaction on the part of a Borrower which results in all or any portion of the Collection Proceeds of any Purchased Receivable, or in all or any portion of Other Proceeds of Other Receivables that the Registered Debtor is instructed to pay into the Lender controlled Lockbox Account, being used by the Borrower or any Affiliate of Borrower for any purpose other than payment and transmittal to Lender. Divert or Diversion additionally includes (i) any action or inaction on the part of a Borrower which results in a setoff of the Registered Debtor’s Invoice Payment Obligation against any obligation that the Borrower may owe to the Debtor, (ii) any Borrower instruction to a Registered Debtor not to make Invoice payments into the Lockbox Account, or (iii) the Borrower’s reissuance of an Invoice evidencing a Purchased Receivable without notifying Lender and without making immediate payment as required under Section 18(B) of this Agreement.

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“Enforcement Rights” mean and include all available enforcement rights and remedies following an Event of Default, Enforcement rights further include default rights and remedies that may be asserted against the property of a third Person to satisfy an indebtedness.

“Event of Default” has the meaning specified in Section 8.

“Face Value” means the principal amount of the Purchased Receivable that is billed to or that is otherwise owed by the Debtor.

“Funding Date” means the date that net Loan proceeds are received by Borrower, after a Loan is funded under Section 2(c) subject to the terms and conditions of this Agreement.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“Good Funds” means funds that (i) have been collected by means of the drawee bank’s full, final and irrevocable payment of one or more checks, drafts or monetary instruments, and (ii) are immediately available to be electronically transferred from the depositor’s account to a third party.

“Indemnitees” has the meaning specified in Section 12.

“Invoice” means a legal debt instrument which indicates the Face Value due from an Debtor to pay the Borrower for delivered goods or services.

“Insolvency” means with respect to any Person on a particular date, that

(a) such Person is unable to realize upon its property and assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, or

(b) such Person has made a transfer or incurred an obligation with the intent to hinder, delay or defraud any of its present or future creditors.

The amount of contingent liabilities (such as litigation, guarantees and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably expected to become an actual or matured liability.

“Insolvent” means, with respect to a Person, the fact that such Person is in Insolvency.

“Loan Request” means a loan request submitted by Borrower to Lender, substantially in form and substance satisfactory to Lender.

“Interest Rate” has the meaning specified in Section 2(e).

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“Invoice” means a legal debt instrument which indicates the Face Value due from an Debtor to pay the Borrower for delivered goods or services.

“Invoice Payment” means any payment made by an Debtor under an Invoice.

“Invoice Payment Obligation” means an Debtor’s obligation to pay the Invoice Face Value under a Receivable sold to Lender.

“Client Key Principal” means an owner or executive officer (i.e., president, manager, chief executive officer, chief financial officer, or officer performing executive management functions) of the Borrower as specified in Exhibit B.

“Lender” has the meaning specified in the preamble.

“Lien” means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien (statutory or other), or other preferential arrangement (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing or any agreement to give any security interest).

“Loan” has the meaning specified in Section 2(b).

“Loan Documents” means, collectively, this Agreement, all Notes, all Guaranties, the Loan Requests, the Borrower Agreement, the Collateral Documents and all other agreements, instruments and documents now or hereafter executed and delivered to Lender with respect to this Agreement, the transactions contemplated hereby or any other Loan Document, in each case as amended, restated, supplemented or otherwise modified from time to time.

“Lockbox Account” means the depository account maintained by Lender into which Collection Proceeds and other sums shall be deposited.

“Manager” means Payplant LLC, a Delaware limited liability company.

“Material Adverse Effect” on any Person means a material adverse effect on the operations, properties, business, condition (financial or otherwise) or prospects of such Person.

“Material Litigation” means any action, claim, lawsuit, demand, inquiry, investigation or proceeding that is brought against the Borrower or its Affiliate, in which the amount in controversy exceeds 25% of Borrower’s, or its Affiliate’s then net worth.

“Material Obligation” means a payment or performance obligation of a Borrower, which in the event of the Borrower’s default, would likely jeopardize Borrower’s ability to continue to conduct its business as previously conducted.

“Maturity Date” has the meaning specified in Section 2(a).

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“Maximum Rate” means the maximum interest rate, if any, that at any time, or from time to time, may be contracted for, taken, reserved, charged, or received on the Loan under the laws which are presently in effect of the United States and any jurisdiction thereof applicable to Lender and such indebtedness or, to the extent permitted by law, under such applicable laws of the United States and any jurisdiction thereof which may hereafter be in effect and which allow a higher maximum interest rate than applicable laws now allow. To the extent federal law (including, without limitation, 12 U.S.C. Section 85, as now enacted or hereafter amended) permits Lender to contract for, charge or receive a higher rate of interest or permits Lender to contract for, charge or receive interest at a higher rate permitted by the laws of another jurisdiction, such federal law (and, if appropriate, the law of such other jurisdiction) will be applicable in determining the Maximum Rate, instead of the laws of any other jurisdiction.

“Note” means the promissory note in Exhibit A attached hereto made by Borrower in favor of Lender, as amended, restated, supplemented or otherwise modified from time to time.

“Obligations” means all indebtedness, liabilities and other obligations of Borrower to each of Lender and Manager, whether created under, arising out of or in connection with this Agreement, any Note, any of the other Loan Documents or otherwise, including, without limitation, all unpaid principal of the Loan, all interest accrued thereon, all fees and all other amounts payable by Borrower to Lender under or in connection with any Loan Agreement, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and including interest that accrues after the commencement by or against Borrower of any bankruptcy or insolvency proceeding naming such Person as the debtor in such proceeding.

“Other Proceeds” means and includes Invoice Payments received from Registered Debtors that are attributable to the Borrower’s Other Receivables not sold to Lender.

“Other Receivables” means and includes Borrower Receivables that are not sold on the Platform.

“Payplant” means Payplant LLC. Payplant LLC is the Managing Member of Payplant Alternatives Fund LLC. Payplant Alternatives Fund LLC is the Lender. To the extent necessary for any reason, including enforcement of any obligation in this agreement, Borrower acknowledges and agrees that Payplant Alternatives Fund LLC may enforce any provisions in this agreement directly or through Payplant LLC as its Agent and/or representative.

“Permitted Lien” means: (i) any Lien in favor of Lender to secure the Obligations of Borrower to Lender under the Loan Documents; (ii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and which are adequately reserved for in accordance with GAAP; (iii) Liens of material men, mechanics, warehousemen, carriers or employees or other like Liens arising in the ordinary course of business and securing obligations either not delinquent or being contested in good faith by appropriate proceedings which are adequately reserved for in accordance with GAAP and which do not in the aggregate materially impair the use or value of the property or risk the loss or forfeiture of title thereto; (iv) Liens consisting of deposits or pledges to secure the payment of worker’s compensation, unemployment insurance or other social security benefits or obligations, or to secure the performance of bids, trade contracts, leases, public or statutory obligations, surety or appeal bonds or other obligations of a like nature, in each case incurred in the ordinary course of business; (v) statutory landlord’s Liens under leases to which Borrower is a party; (vi) Liens (A) upon or in any equipment, computers or software acquired or held by Borrower or any of its Subsidiaries or tenant improvements implemented by Borrower or any of its Subsidiaries to secure the purchase price of such equipment, computers or software or Indebtedness incurred solely for the purpose of financing the acquisition of such equipment, computers or software or the implementation of such tenant improvements, or (B) existing on such equipment, computers or software at the time of its acquisition; provided that, the Lien is confined solely to the property so acquired and improvements thereon, or the proceeds of such equipment, computers, software or tenant improvements; and (vii) Liens on deposit accounts or securities accounts (and the contents thereof), in favor of the financial institution at which such account is located, arising in the ordinary course of business and pursuant to such financial institution’s standard terms and conditions governing such account.

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“Person” means any individual, sole proprietorship, partnership, joint venture, unincorporated organization or association, trust, corporation (including a business or statutory trust), limited liability company, institution, public benefit corporation, joint stock company, firm, body corporate, authority, Governmental Authority, or any other entity of whatever nature.

“Platform” means all related Payplant internet and electronic products including the Payplant website, Payplant Receivables purchase application and Payplant code.

“Privacy Policy” means the privacy policy delivered and/or made available to Borrower, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Purchased Receivable” means any Receivable that has been sold to Payplant on the Platform.

“Receivable” means and includes the Borrower’s accounts, contract rights, general intangibles, payment intangibles and all other forms of payment obligations owing to Borrower, and further includes the Borrower’s Associated Rights.

“Registered Debtor” means a Debtor that is registered by the Borrower on the Platform.

“Security Interest” means a consensual Lien in the Borrower’s Purchased Receivables and other Borrower Collateral granted under the UCC.

“Subsidiary” of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock or other equity interest is beneficially owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof. Unless otherwise specified, all references herein to a “Subsidiary” or “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Borrower.

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“Terms of Use” means the terms of use delivered and/or made available to Borrower, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“True Sale” means the sale for all purposes of absolute ownership of a Receivable, with the Borrower retaining no residual rights, title, interest or control (whether legal, equitable or beneficial) therein, and with all of the Borrower’s rights, title and ownership interests being fully transferred to and vesting in Lender.

“UCC” means the Uniform Commercial Code as in effect in California and other applicable jurisdictions.

SECTION 2 Loan.

(a) Loan Request. To request a Loan, Borrower shall submit an Initial Loan Request to Lender, which Initial Loan Request shall include, among other items, the requested term of the Loan, which shall be no longer than 360 days (the date that is the last day of the period beginning on the date on which a Loan is funded (if funded) and ending on the last day of such requested term, the “Maturity Date” of such Loan), and Loan Amount. Borrower acknowledges that Lender reserves the right to review and verify all information in the Initial Loan Request and such other information as Lender may request in connection with such Initial Loan Request. Borrower hereby authorizes Lender to request and obtain data from third parties to verify any information provided to Lender, including in the Initial Loan Request. Borrower acknowledges that Lender may approve or terminate the Initial Loan Request in its sole discretion. BORROWER ACKNOWLEDGES AND AGREES THAT NEITHER LENDER NOR ANY OTHER PERSON WARRANTS OR GUARANTEES THAT ANY LOAN REQUEST OF BORROWER WILL BE FUNDED.

(b) Loan Funding. Lender in its sole discretion may decide to make or not make a loan (the “Loan”) to Borrower with a principal balance, the “Loan Amount”. If a loan is made, Borrower promises to pay to Lender the Loan Amount and all other Obligations now or hereafter owing to Lender under the Loan Documents.

(c) Notes; Guaranty. In addition to and subject to the foregoing, prior to making the Loan, Lender shall have received, in each case in form and substance satisfactory to Lender:

(i) One or more Notes executed by Borrower or by Borrower’s attorney-in-fact in favor of Lender, the amount of which shall equal the total Loan amount;

(ii) One or more Guaranties executed in favor of Lender, as required by Lender or Manager; and

(iii) Such other documents and evidence of the completion of such other matters as Lender may request.

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(d) Fees:

(i) Wire Fee: $12

(ii) UCC Termination Fee: $150

(iii) Due Diligence Fee. Fee paid by the Borrower to the Lender in order to perform business and officer background checks, with applicable authorizations, including but not limited to credit, criminal history, lien searches and filings, bankruptcy and court filings, and other 3rd party verifications deemed necessary by Lender. The Due Diligence fee must be paid by borrower prior to initial funding and is not refundable.

(e) Interest. The principal amount of the Loan shall accrue interest at a 30 day rate of 2% (the “Interest Rate”), calculated per day and, when combined with all fees that may be characterized as interest will not exceed the Maximum Rate; provided further, that upon the occurrence and during the continuance of an Event of Default, such interest shall accrue at a rate equal to the Interest Rate plus 0.42% per 30 days provided that such default rate of interest, when combined with all fees that may be characterized as interest, will not exceed the Maximum Rate. All computations of interest shall be made on the basis of a year of 360 days.

(f) Repayment. Borrower hereby agrees to pay to Lender combined principal and interest, in an amount that will fully pay the Loan in full on or before the Maturity Date. Borrower hereby authorizes Lender, its agents and affiliates and their respective successors and assigns to debit the Designated Accounts specified in Exhibit D, by ACH transfer for the amount of such loan payment if the payment is not received within 5 (five) days of the Maturity Date. The foregoing authorization is in addition to, and not in limitation of, any rights of setoff that Lender or its agents, affiliates and their respective successors and assigns may have. Borrower shall have the right to terminate such ACH authorization or to change its Designated Accounts for such ACH transfers by notifying Lender at least ten (10) business days prior to such termination or change in Designated Accounts. All payments received by Lender shall be applied to principal and interest as set forth above; provided that, upon the occurrence and during the continuance of an Event of Default, payments shall be applied to the Obligations in Lender’s sole discretion. Borrower shall pay in full in immediately available funds the aggregate amount of the Obligations on the earlier of (i) the Maturity Date and (ii) any date on which the Obligations are accelerated in accordance with the terms hereof.

(h) Fee Payment. Borrower agrees to pay the Due Diligence Fee as set forth in Section 2(d) in accordance with the terms of such Section. Borrower agrees to pay a fee of $20 if any ACH transfers or checks are returned or fail due to insufficient funds or for any other reason. If any payment is more than ten (10) days late, Lender may charge, and if any payment is more than fifteen (15) days late, Lender shall charge, and in each case Borrower agrees to pay, a fee in the amount equal to five percent (5%) of the total amount of such late payment. Borrower agrees that any of the foregoing fees may be collected using ACH transfers initiated by Lender from the Designated Accounts.

(i) Prepayment; Premium. Borrower shall have the right to prepay the Loan from time to time; provided that the amount of such prepayment and the applicable premium is at least 30 days of interest and prepayment shall be paid to Lender in immediately available funds.

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(j) Maximum Interest. Borrower and Lender intend to strictly comply with all applicable laws, including applicable usury laws. Accordingly, the provisions of this Section 2(j) shall govern and control over every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section 2(j), even if such provision declares that it controls. As used in this Section 2(j), the term “interest” includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, provided that, to the maximum extent permitted by applicable law, (i) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (ii) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts, during the full term of the Obligations. In no event shall Borrower or any other Person be obligated to pay, or Lender have any right or privilege to reserve, receive or retain, (i) any interest in excess of the maximum amount of non-usurious interest permitted under the laws of the State of California or the applicable laws (if any) of the U.S. or of any other applicable state, or (ii) total interest in excess of the amount which Lender could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the Obligations at the Maximum Rate. On each day, if any, that the interest rate (the “Stated Rate”) stipulated by this Agreement or any other Loan Document exceeds the Maximum Rate, the rate at which interest shall accrue shall automatically be fixed by operation of this sentence at the Maximum Rate for that day, and shall remain fixed at the Maximum Rate for each day thereafter until the total amount of interest accrued equals the total amount of interest which would have accrued if there were no such ceiling rate as is imposed by this sentence. Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate again exceeds the Maximum Rate when the provisions of the immediately preceding sentence shall again automatically operate to limit the interest accrual rate. None of the terms and provisions contained in this Agreement or in any other Loan Document which directly or indirectly relate to interest shall ever be construed without reference to this Section 2(j), or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Maximum Rate. If the term of any Obligation is shortened by reason of acceleration of maturity as a result of any Event of Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason Lender at any time, including but not limited to, the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the Maximum Rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to Lender, it shall be credited pro tanto against the outstanding principal balance of Borrower’s obligations to Lender, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.

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SECTION 3 Security Interest. As security for the payment and performance of the Obligations (whether now existing or hereafter arising), Borrower hereby grants to Lender a security interest in all of Borrower’s right, title and interest in, to and under all of its personal property, wherever located and whether now existing or owned or hereafter acquired or arising, including the following (collectively, the “Collateral”):

1. All of Borrower’s present and future accounts, payment intangibles, chattel, paper, instruments, commercial tort claims identified in writing to Payplant, contracts, letter-of-credit rights, and other receivables, of all types and descriptions (individually and collectively, "Additional Receivables") ; and

2. All of Borrower’s present and future inventory, equipment of all types and descriptions and property including investment property; and

3. All of Borrower’s present and future general intangibles of all types and descriptions, including all intellectual property, books, records, files, computer programs, etc. relating to the foregoing; and

4. All of Borrower’s cash and cash equivalents, deposit accounts, securities accounts; and

5. All proceeds (including, without limitation, proceeds of insurance covering any of the foregoing or other property resulting from the sale, exchange, collection, or other disposition of any of the foregoing) and supporting obligations of any and all of the foregoing.

This Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 14.

SECTION 4 Financing Statements; Rights of Lender; Authorization and Appointment.

(a) Borrower hereby authorizes Lender to file at any time and from time to time any financing statements and other applicable documents and instruments (including, without limitation, with respect to intellectual property) describing the Collateral, and Borrower shall execute and deliver to Lender, and Borrower hereby authorizes Lender to file (with or without Borrower’s signature), at any time and from time to time, all amendments to financing statements, assignments, continuation financing statements, termination statements and other documents and instruments, in form reasonably satisfactory to Lender, as Lender may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the security interest of Lender in the Collateral and to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, Borrower ratifies and authorizes the filing by Lender of any financing statements and any other applicable documents or instruments filed prior to the date hereof.

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(b) Lender shall have the right to, in the name of Borrower, or in the name of Lender or otherwise, and Borrower hereby constitutes and appoints Lender (and any of Lender’s officers, employees or agents designated by Lender) as Borrower’s true and lawful attorney-in-fact, with full power and authority to execute any and all such documents and instruments (including without limitation any endorsement to any certificate of title or ownership or other document), make such filings, and do any and all acts and things for and on behalf of Borrower, which Lender may deem reasonably necessary or advisable to maintain, protect, perfect, realize upon and preserve the Collateral and Lender’s security interest therein and to accomplish the purposes of this Agreement. Lender agrees that, except upon the occurrence and during the continuance of an Event of Default, it shall not exercise the power of attorney, or any rights granted to Lender, pursuant to this Section. The foregoing power of attorney is coupled with an interest and irrevocable so long as the Obligations have not been paid and performed in full. Borrower hereby ratifies, to the extent permitted by law, all that Lender shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section.

SECTION 5 Representations and Warranties. Borrower represents and warrants to Lender that:

(a) Existence, Qualification and Power. Borrower is duly organized or formed, asthe case may be, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the other Loan Documents to which it is a party. Borrower is qualified and licensed to do business and is in good standing in each jurisdiction in which the failure so to qualify or be in good standing could reasonably be expected to have a Material Adverse Effect on Borrower, and has all requisite power and authority to own its assets and carry on its business.

(b) Authorization; No Contravention. The execution, delivery and performance by Borrower of this Agreement and each other Loan Document to which Borrower is a party have been duly authorized by all necessary action of Borrower and do not and will not: (i) contravene the terms of the articles or certificate of incorporation, or bylaws, or other applicable organizational documents, of Borrower, or result in a breach of or constitute a default under any material lease, instrument, contract or other agreement to which Borrower is a party or by which it or its properties may be bound or affected; or (ii) violate any provision of any law, rule, regulation, order, judgment, decree or the like binding on or affecting Borrower.

(c) Enforceability. This Agreement and each other Loan Document to which Borrower is a party constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

(d) Governmental; Other Authorization. No authorization, consent, approval, license, exemption of, or filing or registration with, any governmental agency or authority, or approval or consent of any other person or entity, is required for the due execution, delivery or performance by Borrower of this Agreement or any other Loan Document to which Borrower is a party, except for recordings or filings in connection with the perfection of the Liens on the Collateral in favor of Lender.

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(e) No Breach. Borrower is not in breach of any obligation with respect to borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

(f) Material Litigation. Except as previously disclosed to Lender in writing, there is no Material Litigation pending or threatened against or affecting Borrower or its properties, and neither Borrower nor any Affiliate of Borrower is in default under any Material Obligation. Specifically, Borrower is not in material default under any loan or credit agreement, and is not subject to, or has not been requested or required to enter into any type of forbearance or similar agreement with any creditor.

(g) Taxes. Borrower has duly filed all tax and information returns required to be filed, and has paid all taxes, fees, assessments and other governmental charges or levies that have become due and payable, except to the extent such taxes or other charges are being contested in good faith and are adequately reserved against in accordance with GAAP.

(h) Permits. Borrower possesses all material permits, franchises, licenses, patents, trademarks, trade names, service marks, copyrights and all rights with respect thereto, free from burdensome restrictions that are necessary for the ownership, maintenance and operation of its business and Borrower is not in material violation of any rights of others with respect to the foregoing.

(i) Insurance. The properties of Borrower are insured, with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in similar businesses and owning similar properties in the localities where

Borrower operates.

(j) Ownership of Property. Borrower has good and marketable title to, or valid and subsisting leasehold interests in, its properties and assets, including all property forming a part of the Collateral, and there is no Lien upon or with respect to any of such properties or assets, including any of the Collateral, except for Permitted Liens.

(k) Solvency; Bankruptcy

(i) . Borrower is not Insolvent at the time of, and will not be rendered Insolvent after giving effect to this Agreement.

(ii). Borrower is not in bankruptcy, and Client Key Principals do not contemplate placing Borrower in bankruptcy or seeking protection under any bankruptcy, insolvency or orderly liquidation law.

(l) Compliance with Laws. Borrower is in compliance with all material laws, rules, regulations, orders and decrees which are applicable to it or its properties.

(m) Location. Borrower’s (i) chief executive office and principal place of business (as of the date of this Agreement), (ii) jurisdiction of organization and organizational identification number and (iii) other locations where Borrower conducts any material business or keeps any material portion of the Collateral (as of the date of this Agreement), are each as previously disclosed to Lender in the Final Loan Request as specified in Exhibit C. Borrower’s exact legal name is as set forth in its signature to this Agreement.

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(n) Collateral. Borrower has rights in or the power to transfer the Collateral, and Borrower is the sole and complete owner of the Collateral, free from any Lien other than Permitted Liens. Lender has a first priority (subject to Permitted Liens) security interest in the Collateral and such first priority security interest is perfected, in the case of any Collateral in which a security interest may be perfected by filing a UCC-1 financing statement under Article 9 of the UCC.

(o) Financial Statements and Projections. All financial statements of Borrower (including, without limitation, any balance sheets, income statements and statements of shareholders’ equity and cash flows) delivered to Lender on or prior to the date hereof are complete and correct and fairly present the financial condition of Borrower as of the dates thereof and the results of operations of Borrower for the periods covered by such statements, subject to normal year-end adjustments and the absence of notes. Any and all financial projections and forecasts delivered to Lender on or prior to the date hereof represent Borrower’s best estimates and assumptions as to future performance, which Borrower believes in good faith to be fair and reasonable as of the time made in light of current and reasonable foreseeable business conditions.

(p) Disclosure. None of the representations or warranties made by Borrower in this Agreement or any other Loan Document or other item of information with respect to Borrower (including each exhibit or report furnished by or on behalf of Borrower to Lender in connection with this Agreement or any other Loan Document) contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they are made, not misleading.

(q) Set-off; Counterclaim. To the best of Borrower’s knowledge, there is no claim, defense, counterclaim or set-off which could be asserted by or is available to Borrower against Lender.

(r) No Event of Default - no Event of Default has occurred and is continuing.

SECTION 6 Affirmative Covenants. So long as any of the Obligations remain unsatisfied (other than contingent indemnification Obligations for which no claim has been made), Borrower agrees that:

(a) Preservation of Existence, Etc. Borrower shall maintain and preserve its legal existence, its rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of its properties.

(b) Taxes. Borrower shall pay and discharge all taxes, fees, assessments and governmental charges or levies imposed upon it or upon its properties or assets prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien upon any properties or assets of Borrower, except to the extent such taxes, fees, assessments or governmental charges or levies, or such claims, are being contested in good faith by appropriate proceedings and are adequately reserved against in accordance with GAAP.

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(c) Insurance. Borrower shall carry and maintain in full force and effect, at its own expense and with financially sound and reputable insurance companies, fire and other risk insurance, liability insurance, in each case, in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in the same or similar businesses and owning similar properties in the localities where Borrower operates. All insurance policies required under this section shall name Lender as an additional named insured and as a lender loss payee. Any proceeds of insurance referred to in this section which are paid to Lender shall be, at the option of Lender in its sole and absolute discretion, either (i) applied to rebuild, restore or replace the damaged or destroyed property, or (ii) applied to the payment or prepayment of the Obligations.

(d) Legal Compliance. Borrower shall comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any court or governmental department, commission, board, bureau, agency, or other instrumentality, domestic or foreign, and the terms of any indenture, contract or other instrument to which it may be a party or under which it or its properties may be bound.

(e) Maintenance of Properties. Borrower shall maintain and preserve all of its properties necessary or useful in the proper conduct of its business in good working order and condition in accordance with the general practice of other entities of similar character and size, ordinary wear and tear excepted.

(f) Preservation of Collateral. Borrower shall do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

(g) Lender’s Interest in Collateral. Borrower shall not remove any Collateral from any location previously disclosed to Lender in the Final Loan Request or any other location without Lender’s prior written consent, except for relocations (i) for maintenance and repair or transportation to another permitted location or (ii) of vehicles. Borrower shall maintain Lender’s first priority (subject to Permitted Liens) security interest in the Collateral and ensure that Lender’s first priority security interest remains perfected, in the case of any Collateral in which a security interest may be perfected by filing a UCC-1 financing statement under Article 9 of the UCC.

(h) Inspection Rights. Borrower shall at any reasonable time with reasonable notice permit Lender or its agents or representatives to visit and inspect any of Borrower’s property and to examine and make copies of and abstracts from the books and records of Borrower and to discuss the business affairs, finances and accounts of Borrower.

(i) Notices. Borrower shall provide Lender with prior written notice of: (A) any change in its name or any name under which Borrower does business; (B) any change in its registration as an organization (or any new such registration); (C) any change in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading; (D) any change in its jurisdiction of organization.

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Borrower shall promptly, upon acquiring or giving notice, or obtaining knowledge thereof, as the case may be, provide Lender with notice of:

(i) the filing of a petition for bankruptcy relief by or against Borrower or any affiliate of Borrower, or by or against any Debtor;

(ii) any Debtor assertion of a claim or defense to payment of a Purchased Receivable;

(iii) the issuance of any credit adjustment or the reissuance of an Invoice with respect to a Purchased Receivable;

(iv) the occurrence of any Event of Default, specifically stating that an Event of Default has occurred and describing such default in reasonable detail, the circumstances giving rise thereto and any action that Borrower is taking or proposes to take to remedy the same;

(v) the filing or threatened filing of Material Litigation involving or affecting Borrower or any Affiliate of Borrower or any of their respective properties;

(vi) Borrower’s default under a Material Obligation, or if Borrower or any affiliate of Borrower is requested or otherwise enters into a credit related forbearance or similar agreement with any creditor;

(vii) the existence or purported existence of any Lien over any part of the Borrower Collateral other than Permitted Liens, specifying any action Borrower is taking or proposes to take in respect of or to release such Lien;

(viii) any circumstance those results in Borrower becoming a “restricted person” under the Anti-Terrorism Laws;

(ix) Borrower’s receipt of a notice from the IRS or another tax authority regarding a threat to levy or file a lien.

(j) Reporting. Borrower shall furnish to Lender:

(i) within one hundred twenty (120) days after the end of each fiscal year, the previous year-end unaudited financial statements of Borrower and its subsidiaries, if any, on a consolidated basis, consisting of balance sheets and statements of income and cash flow, which financial statements (if required by Payplant) shall be prepared in accordance with the accounting standards in the Borrower’s country. E.g. GAAP in US; and

(ii) within forty five (45) days after the end of each quarter, the year-to- date unaudited financial statements of Borrower and its subsidiaries, if any, containing the Borrower’s balance sheet, income statement, statement of cash flows, accounts receivable aging, accounts payable aging and such information as Payplant may reasonably request.

The financial statements referred to in paragraphs (i) and (ii) above shall be accompanied by a Certificate from a Client Key Principal certifying that (i) such financial statements present fairly (if required by Payplant, in accordance with GAAP on an accrual basis subject to normal adjustments) the financial position, results of operations and statements of cash flow of Borrower on a consolidated basis, as of the dates thereof, (ii) any other information presented is true, correct and complete in all material respect, and (iii) there are no Events of Default or other events that, with notice, the passage of time and failure to cure, may result in an Event of Default.

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(iii) such other statements, lists of property and accounts, budgets, forecasts, projections, reports, or other information respecting the operations, properties, business or condition (financial or otherwise) of Borrower (including with respect to the Collateral) as Lender may from time to time reasonably request.

(k) Commercial Tort Claims. If Borrower acquires any commercial tort claim, Borrower shall promptly deliver to Lender a written description of such commercial tort claim and shall deliver a written agreement, granting to Lender a perfected security interest in all of its right, title and interest in and to such commercial tort claim, as security for the Obligations.

(l) Bank Account Monitoring: Borrower shall provide online read-only access to Borrower’s Designated Bank Accounts to Lender.

(m) Existing loans - all existing lenders to the Borrower will be junior to Payplant.

(n) Receivables Financing Obligation – unless paid earlier, Borrower shall pay off this Loan by selling future Receivables to Lender under the Payplant Client Agreement signed between the parties on {{*FADate_es_:sender:isdate(format=mm/dd/yyyy)}} (“Payplant Client Agreement”).

(o) Disputes, Chargebacks and Credit Adjustments

(i). Borrower shall notify Lender in writing within three (3) Business Day (x) should an Debtor subsequently return purchased goods to Borrower for credit, or (y) should an Debtor become entitled to or claim a credit adjustment against any obligation to Borrower, or (z) should an Debtor dispute any amount owed to Borrower or attempt to set off any other amount that Borrower may owe to Borrower against the Debtor’s payment obligations to Borrower.

(ii). Any failure on the part of Seller to comply with the requirements of Sections 6 (o) (i) above shall give rise to an Event of Default under Section 8 of this Agreement.

(p) For any invoices and purchase orders financed by Payplant, Borrower shall pay third-party vendors immediately on receipt of funds from Payplant. For other accounts payable, Borrower shall make best effort to make timely payments.

SECTION 7 Negative Covenants. So long as any of the Obligations remain unsatisfied (other than contingent indemnification Obligations for which no claim has been made), Borrower agrees that:

(a) Indebtedness. Borrower shall not create, incur, assume or otherwise become liable for or suffer to exist any indebtedness for borrowed money without prior written consent, other than: (i) the Obligations; (ii) Indebtedness of the Borrower existing on the date hereof and disclosed to the Lender in writing or extensions, renewals and refinancings of such indebtedness (provided that the principal amount of such Indebtedness being extended, renewed or refinanced does not increase and the terms thereof are not modified to impose more burdensome terms upon Borrower); and (iii) capital leases or other Indebtedness incurred solely to acquire equipment, computers, software or implement tenant improvements without the prior written permission of Lender.

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(b) Liens. Borrower shall not create, incur, assume or suffer to exist any Lien upon or with respect to any of its properties, revenues or assets, whether now owned or hereafter acquired, other than Permitted Liens.

(c) Investments. Without prior written consent, Borrower shall not directly or indirectly purchase or otherwise acquire the capital stock or other equity interests, assets (constituting a business unit), obligations or other securities of or any interest in any Person, or extend any credit to, guarantee the obligations of or make any additional investments in any Person, or make or hold any other loan to or other investment in any Person, other than (i) extensions of credit in the nature of accounts receivable or notes receivable arising from the sales of goods or services in the ordinary course of business and (ii) short term, investment grade money market instruments, in accordance with Borrower’s usual and customary treasury management policies.

(d) Restricted Payments. Borrower shall not declare or pay any dividends in respect of Borrower’s capital stock or other equity interest, or purchase, redeem, retire or otherwise acquire for value any of its capital stock or other equity interests now or hereafter outstanding, return any capital to its shareholders as such, or make any distribution of assets to its shareholders as such, or permit any of its Subsidiaries to purchase, redeem, retire, or otherwise acquire for value any stock of Borrower.

(e) Burdensome Agreements. Borrower shall not enter into or cause, suffer or permit to exist any agreement with any Person which prohibits or limits the ability of Borrower to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

(f) Nature of Business. Borrower shall not engage in any material line of business substantially different from those lines of business carried on by it and previously disclosed to Lender prior to the date hereof.

(g) Fundamental Changes. Borrower shall not merge with or consolidate into, or acquire all or substantially all of the assets of, any Person, or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets without the Lender’s consent which shall not be unreasonably withheld unless the Lender will be paid off as part of the change.

(h) Asset Dispositions. Borrower shall not sell, transfer, lease, or otherwise dispose of, or part with control of (whether in one transaction or a series of transactions) any assets (including any shares of stock in any Person) without the Lender’s consent will shall not be unreasonably withheld, except (i) sales or other dispositions of inventory, and the license, sublicense and grant of distribution and similar rights, in the ordinary course of business; (ii) sales or other dispositions of assets which have become worn out or obsolete or which are promptly being replaced; and (iii) liquidation or dissolution of any dormant or shell Subsidiary, notice of which will be provided to Lender by Borrower.

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(i) Affiliate Transactions. Borrower shall not, directly or indirectly, enter into any transaction with any affiliate that is on terms less favorable to the Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

(j) Use of Funds. Borrower shall not use any of the proceeds of the Loan directly or indirectly (i) to pay any post-secondary educational expenses, including, without limitation, any tuition, fees, books, supplies, room and board, transportation or similar or related expenses, (ii) to purchase or carry any securities, (iii) to fund or otherwise support any illegal activities, (iv) for personal, family, household, or agricultural purposes, or (v) for any other Person or purpose or otherwise inconsistent with the purpose(s) set forth in the Loan Request corresponding to such Loan.

(k) USA Patriot Act. Borrower shall not (a) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Lender from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower or (b) fail to provide documentary and other evidence of Borrower’s or its corporate officers’ identities as may be requested by Lender at any time to enable Lender to verify Borrower’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. §5318.

(l) Diversion of Funds - Borrower shall not Divert all or any portion of funds to be paid into the Lender controlled Lockbox Account or otherwise due to Lender. Consistent with the stated intent of the Parties that all purchases and sales of Purchased Receivables on the Platform result in True Sales for all purposes, Borrower recognizes and agrees that, following Consummation, Borrower shall have no rights to or interests whatsoever in Collection Proceeds of Purchased Receivables and no right to possess or to use such collected funds for any purpose.

(m) Additional Financing - Borrower shall notify Payplant within five (5) business days or raising additional financing, while Payplant’s advances are outstanding.

SECTION 8 Events of Default. Any of the following events which shall occur shall constitute an “Event of Default”:

(a) Borrower shall fail to pay when due any amount of principal, interest or the Origination Fee hereunder or other amount payable hereunder.

(b) Any representation or warranty by Borrower under or in connection with any Loan Document or any other agreement or document delivered to Lender shall prove to have been incorrect in any material respect when made or deemed made.

(c) Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 6(a), (c) or (g), or Section 7 or any other term, covenant, or agreement the breach of which Lender determines is not capable of being remedied.

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(d) Borrower shall fail to perform or observe any other obligation of Borrower contained in any Loan Document and any such failure shall remain un-remedied for a period of 10 days from the occurrence thereof (unless Lender determines that such failure is not capable of remedy).

(e) (i) Borrower shall admit in writing its inability to, or shall fail generally or be generally unable to, pay its debts (including its payrolls) as such debts become due, or shall make a general assignment for the benefit of creditors, (ii) Borrower consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property, or (iii) any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed for Borrower without the application or consent of such Person and the appointment continues un-discharged or un-stayed for thirty (30) calendar days, or any proceeding under any Debtor Relief Law relating to any such person or to all or any material part of its property is instituted without the consent of such Person and continues un-dismissed or un-stayed for thirty (30) calendar days, or an order for relief is entered in any such proceeding;

(f) Borrower shall (i) liquidate, wind up or dissolve (or suffer any liquidation, wind-up or dissolution), (ii) suspend its operations other than in the ordinary course of business, or (iii) take any action to authorize any of the foregoing actions or events.

(g) Borrower shall fail (i) to make any payment of any principal of, or interest or premium on, any indebtedness for borrowed money (other than the Loan), in an aggregate amount (including undrawn committed or available amounts), when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness as of the date of such failure, or (ii) to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, the maturity of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

(h) (i) A final judgment or order for the payment of money (including from the IRS or other tax authorities) which is not fully covered by third-party insurance shall be rendered against Borrower, or (ii) any non-monetary judgment or order shall be rendered against Borrower which has or could reasonably be expected to have a Material Adverse Effect on Borrower; and there shall be any period of 30 consecutive days during which such judgment continues unsatisfied or during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

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(i) Intentionally left blank

(j) Any of the Collateral Documents shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or cease to create a valid and perfected first priority (subject to Permitted Liens) Lien in any of the Collateral purported to be covered thereby, or Borrower or any other Person shall contest in any manner the validity or enforceability thereof, or Borrower or any other Person shall deny that it has any further liability or obligation thereunder.

(k) There is a change in the record or direct or indirect beneficial ownership or control of more than 30% of the voting capital stock of and other voting ownership interests in Borrower compared to such ownership as of the date of this Agreement without the prior written consent of Lender.

(l) Any Diversion of funds if the amount so diverted is not paid and remitted to Lender in Good Funds within three (3) Business Days.

(m) Client Key Principal Repudiation. A Client Key Principal of Borrower attempts to disavow or otherwise repudiate the Client Key Principal’s liability to Lender as provided in Section 13 (p) of this Agreement.

(n) Failure by Borrower to notify Lender as required in Section 6 (o).

SECTION 9 Remedies.

(a) Upon the occurrence and during the continuance of any Event of Default, Lender may without notice or demand declare the entire unpaid principal amount of the Loans, all interest accrued and unpaid thereon and all other amounts payable hereunder to be forthwith due and payable (provided that, upon the occurrence of any Event of Default under Section 8(e) or (f), such acceleration shall be automatic), whereupon all unpaid principal of the Loans, all such accrued interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest, notice of protest and non-payment, notice of default, notice of acceleration or intention to accelerate, or further notice of any kind, all of which are hereby expressly waived by Borrower, and exercise any or all of Lender’s rights and remedies under the Loan Documents, the UCC and other applicable law.

(b) For the purpose of enabling Lender to exercise its rights and remedies under this Section 9 or otherwise in connection with this Agreement, Borrower hereby grants to Lender an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to Borrower) to use, license or sublicense any intellectual property Collateral, while balances are owed to Lender.

(c) Lender shall not have any obligation to clean up or otherwise prepare the Collateral for sale. Lender has no obligation to attempt to satisfy the Obligations by collecting them from any other Person liable for them, and Lender may release, modify or waive any Collateral provided by any other Person to secure any of the Obligations, all without affecting Lender’s rights against Borrower. Borrower waives any right it may have to require Lender to pursue any third Person for any of the Obligations. Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. Lender may sell the Collateral without giving any warranties as to the Collateral. Lender may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If Lender sells any of the Collateral upon credit, Borrower will be credited only with payments actually made by the purchaser, received by Lender and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Lender may resell the Collateral and Borrower shall be credited with the proceeds of the sale.

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(d) The cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied first, to the payment of the reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) of Lender and Manager in exercising or enforcing its rights hereunder and in collecting or attempting to collect any of the Collateral, and to the payment of all other costs, fees and expenses (including, without limitation, reasonable attorneys’ fees and expenses) reimbursable by Borrower under the Loan Documents and indemnification obligations of Borrower under the Loan Documents; and second, to the payment of the Obligations. Any surplus thereof which exists after payment and performance in full of the Obligations shall be promptly paid over to Borrower or otherwise disposed of in accordance with the UCC or other applicable law. Borrower shall remain liable to Lender for any deficiency which exists after any sale or other disposition or collection of Collateral.

(e) If Borrower shall fail to do any act or thing which it has covenanted to do under this Agreement or any of the Loan Documents, Lender may (but shall not be obligated to) do the same or cause it to be done either in the name of Lender or in the name and on behalf of Borrower, at Borrower’s expense, and Borrower hereby irrevocably authorizes Lender so to act.

(f) To the extent that Lender may not have already done so, Lender may send appropriate notifications to Borrower’s Registered Debtors under Sections 9-406(a) and 9-703(a) of the UCC, instructing or reinstructing such Registered Debtors to make all of their Invoice Payments to Lender at the Lockbox Account address, and not to pay Borrower directly.

(g) Lender may then proceed to collect all Receivables from the Debtors. In this respect, Borrower agrees that Lender may compromise, settle, extend, or renew for any period (whether or not longer than the original period) any Registered Debtor Receivable or indebtedness thereunder or evidenced thereby, or release all or any part of said indebtedness, without affecting the liability of Borrower to Lender. To that end, Borrower irrevocably constitutes and appoints Lender as Borrower’s attorney-in-fact, coupled with an interest, with full power of substitution, to take any and all such actions and any and all other actions permitted hereby, either in Borrower’s name or in Lender’s name.

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(h) Lender shall have the right, at any time before or after the occurrence of an Event of Default, to apply any and all amounts that Lender may then or thereafter owe to Borrower, as well as to apply any funds belonging to Borrower that are in Lender’s possession or under Lender’s control (including Borrower funds then and thereafter on deposit in the Lockbox Account), to the payment and satisfaction, whole or in part, of Borrower’s obligations to Lender.

(i) Borrower shall remain liable for any deficiency that results should the proceeds of the Borrower Collateral not be sufficient to fully pay and satisfy Borrower’s then obligations in favor of Lender.

(j) Except as may be prohibited by Applicable Law, all of Lender’s Enforcement Rights, whether provided under this Agreement, or available under Applicable Law, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, specifically and without limitation, nothing under this Agreement shall obligate Lender to pursue Enforcement Rights against the Borrower Collateral before filing a collection action against Borrower to collect any and all amounts then owed to Lender.

(k) Lender shall have the right to file suit or commence arbitration against Borrower to enforce payment of all amounts then or thereafter owed by Borrower, including unpaid Collection Expenses; and

(l) Lender shall have the right to file suit against or to otherwise enforce payment against each obligated Debtor to collect payment of the Debtor’s Invoice Payment Obligations and to exercise whatever additional Enforcement Rights that may be available under Applicable Law.

(m) Borrower shall be responsible for payment of, and shall reimburse Lender for Lender’s Collection Expenses and reasonable attorneys’ fees, court cost and out-of-pocket expenses (including third-party collection agency fees) that may be incurred in attempting to collect and in collecting amounts due by Borrower and by Borrower’s Debtors.

(n) Following the occurrence of, and so long as an Event of Default continues to exist, Borrower shall at Lender’s reasonable request meet with a Lender representative at the Borrower’s main office from time-to-time to review Borrower’s billings and collections, financial documents and business activities. Borrower further recognizes and agrees failure of Borrower to comply with this Section 16(h) shall result in irreparable harm to Lender to obtain judicially ordered injunctive relief against Borrower as provided under Applicable Law.

(o) Unless Lender otherwise agrees, all enforcement actions against Borrower shall be brought in a court in California, or in arbitration as provided in Section 13 (n) of this Agreement.

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SECTION 10 Certain Waivers. Borrower waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Obligations; (ii) any right to require Lender (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Obligations, (C) to pursue any remedy in Lender’s power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests, notices of dishonor, notice of acceleration, or notice of intent to accelerate in connection with any of the Collateral; and (iii) all claims, damages, and demands against Lender arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

SECTION 11 Expenses. Borrower agrees to pay on demand all fees and expenses (including, without limitation, reasonable attorneys’ fees and expenses) of Lender and Manager in connection with any Event of Default, any enforcement or attempted enforcement of, and the protection or preservation of any rights under, any Loan Document and any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, including, without limitation, any and all losses, costs, and expenses sustained by Lender or Manager as a result of any failure of Borrower to perform or observe its obligations contained in any Loan Document.

SECTION 12 Indemnification. Borrower shall indemnify and hold harmless Lender, Manager, their agents and affiliates and each of their respective officers, directors, employees, agents, partners, attorneys, accountants, trustees and advisors (collectively, the “Indemnitees”) from and against any and all liabilities, losses, damages, claims and expenses (including reasonable attorney’s fees and expenses) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, instrument or document delivered in connection therewith or the transactions contemplated hereby or thereby, any Loan or the use or proposed use of the proceeds therefrom, or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent such liabilities, losses, damages, claims and expenses result solely from the gross negligence or willful misconduct of such Indemnitee, in each case, as determined by a final, non-appealable court of competent jurisdiction. BORROWER AND LENDER EXPRESSLY INTEND THAT THE FOREGOING INDEMNITY SHALL COVER, AND THAT BORROWER SHALL INDEMNIFY AND HOLD THE INDEMNIFIED PARTIES HARMLESS FROM AND AGAINST, COSTS, EXPENSES AND LOSSES SUFFERED AS A RESULT OF THE NEGLIGENCE OF ANY INDEMNITEE.

SECTION 13 Miscellaneous Terms.

(a) Amendment. No amendment or waiver of any provision of this Agreement or any other Loan Document, nor any consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

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(b) Notices. All notices and other communications to Borrower may be given by email to Borrower’s registered email address provided to Lender or posted to the Platform and each such notice or other communication shall be deemed effective and received upon transmission. Borrower acknowledges that it has sole access to such email account and that communications sent to such account may contain confidential or other sensitive information. Borrower shall give Lender prior written notice of any change in such registered email address to be used for notices and other communications. If applicable law requires that Lender give Borrower notice by other means, such notice shall be sent by overnight courier service or by certified or registered mail, postage pre-paid, to the address provided by Borrower to Lender and shall be deemed received, in the case of overnight courier service, on the next Business Day after delivery to such service, and in the case of mailing, on the third day after mailing (or, if such day is a day on which deliveries of mail are not made, on the next succeeding day on which deliveries of mail are made).

(c) Integration. This Agreement and the other Loan Documents reflect the entire agreement between Borrower and Lender with respect to this Loan and supersede any prior agreements, commitments, drafts, communication, discussions and understandings, oral or written, with respect to this Loan.

(d) Electronic Signature. This Agreement and any other Loan Document may be executed by electronic signature as set forth in the Terms of Use delivered to Borrower.

(e) No Waiver. No failure on the part of Lender or Manager to exercise, and no delay in exercising, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement and the other Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to Lender or Manager.

(f) Limitation on Liability; Waiver. Neither party shall be liable for any lost profits or special, exemplary, consequential or punitive damages and Borrower hereby waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding any special, exemplary, punitive or consequential damages.

(g) Payments Set Aside. To the extent that any payment by or on behalf of Borrower is made to Lender, or Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Lender in its discretion) to be repaid to a trustee, receiver or any other Person, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

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(h) Severability. Whenever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

(i) Assignment. Borrower shall not have the right to assign its rights or obligations under this Agreement or any other Loan Document or any interest herein or therein without the prior written consent of Lender. Lender may sell, assign, transfer or grant participations in all or any portion of Lender’s rights and obligations hereunder without limitation. In the event of any such assignment, the assignee shall be deemed the “Lender” for all purposes of this Agreement and any other documents and instruments relating hereto with respect to the rights and obligations assigned to it. Borrower agrees that in connection with any such grant or assignment, Lender may deliver to the prospective participant or assignee any relevant information relating to Borrower.

(j) Binding Effect. This Agreement and each other Loan Document shall be binding upon, inure to the benefit of and be enforceable by Borrower, Lender and their respective successors and assigns.

(k) GOVERNING LAW: THIS AGREEMENT AND ANY CLAIM OR DISPUTE (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE EXCLUSIVELY GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA EXCLUDING ANY CONFLICT OF LAW RULES THAT WOULD LEAD TO THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. ALL AGREEMENTS BY AND BETWEEN THE PARTIES SHALL BE DEEMED TO HAVE BEEN NEGOTIATED, CONTRACTED FOR, ACCEPTED, CONSUMMATED AND PERFORMED IN CALIFORNIA.

(l) Forum Selection; California Courts; Waiver of Right to Class or Multiparty Recovery

(i). Subject to the right of any Party to invoke compulsory arbitration under section 13 (n), any legal action or proceeding by or against any Party to this Agreement, with respect to any claim arising out of this Agreement, or any relationship between the Parties, shall be brought in a California court. Should the Borrower file suit against Buyer, Issuer or Originator before any court other than the foregoing California courts, Borrower shall be responsible for Buyer, Issuer and Originator’s legal costs and other expenses in attempting to remove or otherwise relocate such litigation to California.

(ii). Each Party (including each Guarantor) accepts for itself and with respect of its properties, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts for legal proceedings arising out of or in connection with this Agreement, or any relationship between the Parties.

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(iii). Each Party (including each Guarantor) hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with this Agreement by any means permitted by Applicable Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address provided to and on file with Lender (and shall be effective when such mailing shall be effective, as provided therein). Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(iv). Each Party (including each Guarantor) hereby irrevocably waives any objection and any right to stay or dismiss any action or proceeding under or in connection with this Agreement brought before the foregoing courts on the basis of forum non conveniens or improper venue or any other grounds that it may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

(v). Borrower waives the right to bring, assert, or participate in a class action or other multiparty litigation asserting any claim or cause of action against Lender, whether related to this Agreement, or otherwise. The foregoing is a bargained-for covenant, which has been knowingly and willingly agreed to by all Parties.

(m) Waiver of Jury Trial:

FOR THE PURPOSES OF THIS AGREEMENT, EACH PARTY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS EACH MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON OR ARISING OUT OF, UNDER, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT, WITH ANY OTHER LENDER AGREEMENT, WITH ANY COURSE OF CONDUCT, WITH ANY COURSE OF DEALING, WITH ANY STATEMENTS (WHETHER VERBAL OR WRITTEN), OR WITH ANY ACTIONS OR OMISSIONS OF ANY PARTY HERETO OR OF ANY OTHER PERSON RELATING TO THIS AGREEMENT. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

(n) Arbitration:

The Parties agree to mediate prior to arbitration.

(i) Compulsory Binding Arbitration: The Parties agree that any Party may elect to arbitrate and require any other Party to arbitrate any claim brought by or against or involving the rights of any Party.

(ii) Limitations If any Party elects to arbitrate a claim, no Party shall have the right to (i) have a court or jury decide the claim, (ii) engage in pre-arbitration discovery to the same extent that the Party would have the right to do in court, (iii) participate in a class action in court or in arbitration, either as a class representative or a class member; or (iv) join or consolidate the claim with claims of any other Person. Notwithstanding the foregoing, Lender shall have the right to exercise Enforcement Rights against a Borrower by filing suit before a court of competent jurisdiction, or otherwise, and nothing under this Agreement shall in any way impair or otherwise affect the Enforcement Rights available to Lender following an Event of Default.

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(iii) Election to Arbitrate: To commence arbitration, the electing Party must give written notice to the other Party of an election to arbitrate. This notice may be given within ninety (90) days after a lawsuit has been filed, and may be given in papers or motions in the lawsuit. If an arbitration election notice is given, the claim shall be resolved by arbitration under this section 13 (n) and the American Arbitration Association rules for large, complex commercial disputes then in effect. The Arbitration Administer need not be the American Arbitration Association. The electing Party may select the Arbitration Administrator in its notice electing to arbitrate or by giving written notice to the other Party within twenty (20) days thereafter. The arbitrator will be selected under the Arbitration Administrator’s rules.

(iv) Location and Costs: Any arbitration hearing shall take place in California. The Party demanding arbitration shall be responsible for the initial payment of all filing fees and expenses of the Arbitration Administrator. The prevailing party shall recover its reasonable and necessary attorney’s fees from the non-prevailing party.

(v) Effective Arbitration Award: Any court with jurisdiction may enter judgment upon the arbitrator’s award, which will be final and binding.

(vi) Mandatory Application of California Law; Arbitrator Authority

a). Consistent with the choice of law provisions of section 13 (k) above, the arbitrator shall apply substantive California law (and Federal law to the extent applicable) to all substantive issues presented in arbitration. The arbitrator shall further apply all applicable statutes of limitation (prescription and preemption principles in California) and applicable privilege rules, as well as rules of procedure and evidence consistent with the FAA, the Arbitration Administrator’s rules and the rules of the American Arbitration Association.

b). The arbitrator shall be authorized to award all remedies available in an individual lawsuit including awards of compensatory and statutory (but not punitive or exemplary) damages, declaratory, and injunctive and other equitable relief.

c). Upon the request of any Party, the arbitrator shall provide written findings of fact and conclusions of law explaining the basis of the award.

(vii) Injunctive Relief Outside of Arbitration

a). In the event any Party fails to perform, observe or discharge any of its obligations under this, or threatens to fail to perform, observe or discharge such obligations or liabilities, any remedy of law may prove to be inadequate relief to the Party (i.e., the Party to which the obligation is owed). Therefore, the Party, if the Party so requests, shall be entitled to apply for temporary and permanent injunctive relief as may be granted by the court without the necessity of proving that actual damages are not an adequate remedy.

b) Notwithstanding anything in this Agreement, a Party may seek to obtain injunctive relief before a court of law with any claim for monetary damages remaining subject to elective mandatory arbitration under section 13 (n).

(o) Any waiver of a breach of any provision of this Agreement will not be a waiver of any other breach. Failure or delay by either party to enforce any term or condition of this Agreement will not constitute a waiver of such term or condition. If any part of this Agreement is determined to be invalid or unenforceable under applicable law, then the invalid or unenforceable provision will be deemed superseded by a valid enforceable provision that most closely matches the intent of the original provision, and the remainder of the Agreement shall continue in effect.

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(p) Client Key Principal Personal Liability for Diversion of Funds and Other Limited Acts:

(i). Borrower agrees that Client Key Principals shall be personally liable for losses sustained by Lender as a consequence of (i) any Diversion of funds that are not immediately repaid to Lender, or (ii) acts of fraud by Borrower or by any Client Key Principal, or (iii) any attempt by Borrower or by a Client Key Principal to in any way interfere with Lender’s collection of Purchased Receivables from an Debtor, or to interfere with Payplant security rights under this Agreement, or (iv) Borrower’s failure to make Vendor payments in the amount and dates specified in Exhibit C.

(ii). Borrower and each Client Key Principal agrees that Payplant may file suit against Client Key Principals along with Client for any of the reasons mentioned in (i) above, before a Court in California, as provided in Section 13.

(iii). As a result of Borrower signing this agreement, each Client Key Principal shall conclusively be deemed to have accepted Client Key Principal potential personal liability to Lender (limited to the circumstances described in (i) above), and to have consented to the personal jurisdiction of California courts and to the waiver of trial by jury provisions of Sections 13 (k) and 13 (m) above.

(q) Requirement That All Registered Debtor Invoice Payments Be Paid into the Lender Controlled Lockbox Account

(i). Borrower agrees that Lender may instruct each and every one of Borrower’s Registered Debtors to pay all Invoice Payments under Receivables initially due to Borrower into a designated Lockbox Account maintained and controlled by Lender, and further instructing the Debtor not to pay Borrower directly. Borrower further agrees to re-notify Debtors at Lender’s request should Lender’s Lockbox Account details change in the future.

THIS REQUIRMENT APPLIES TO PAYMENT OF ALL INVOICES DUE FROM REGISTERED DEBTORS TO BORROWER, AND IS NOT LIMITED TO INVOICE PAYMENTS DUE UNDER RECEIVABLES SOLD ON THE PLATFORM. ALL REGISTERED DEBTOR INVOICE PAYMENTS, INCLUDING INVOICE PAYMENTS UNDER BORROWER’S OTHER RECEIVABLES NOT SOLD OVER THE PLATFORM, ARE REQUIRED TO BE PAID INTO THE LENDER CONTROLLED LOCKBOX ACCOUNT WITHOUT EXCEPTION.

(ii). Borrower agrees that Lender may re-notify the Registered Debtor as Lender may deem to be necessary, making it clear to the Debtor that the Debtor is required to make all Invoice Payments otherwise due to Borrower into the Lockbox Account.

(iii). Borrower shall further include appropriate written instructions on each Invoice sent to a Registered Debtor instructing the Debtor to make its Invoice Payments into the Lender controlled Lockbox Account, with Borrower removing any contrary written instructions to pay Borrower directly.

(iv). Once a Registered Debtor is instructed to make Invoice Payments into the Lender controlled Lockbox Account, Borrower shall have no right whatsoever to counter-instruct the Debtor to pay Borrower directly or to pay an Affiliate of Borrower or some other third Person.

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(v). Once a Registered Debtor is instructed to make Invoice Payments into the Lender controlled Lockbox Account, Borrower shall have no right whatsoever to receive Invoice Payments from the Debtor. To the extent that Borrower receives any Invoice Payment from a Registered Debtor, whether due to Debtor error or otherwise, Borrower shall notify Lender of such occurrence within two (2) Business Days and turn such payment over to Lender in the form received within three (3) Business Days, transferring funds within 3 business days, and if received via check, without depositing the check into a Borrower deposit account. In the interim, and at all times while Borrower may possess or have control over amounts received from Registered Debtors, Borrower shall hold such funds “in trust” for and on behalf of Lender, with Borrower having full fiduciary duties and obligations to segregate and safeguard such funds.

(vi). Borrower agrees to pay Lender a Misdirected Payment Fee in the amount equal to 1% of each Invoice Payment that a Registered Debtor pays to Borrower, or to an Affiliate of Borrower, if after the Registered Debtor receives notice from Lender or Borrower to make its Invoice Payments into the Lender controlled Lockbox Account, and Borrower does not forward such misdirected payment to Payplant by no later than three (3) Business Days following receipt.

(vii). Borrower recognizes, confirms and agrees that Lender have or will have a perfected UCC Security Interest in all of Borrower’s Purchased Receivables sold on the Platform, and that any failure on the part of Borrower to comply with the requirements of Sections 13 (q) (iv) and (v) above shall constitute a Diversion of funds due to Lender and an act of civil conversion under Applicable Law, giving rise to an Event of Default under Section 8 of this Agreement.

(r) Lender Authorized to Indorse Borrower’s Name on All Instruments Deposited into the Lockbox Account: Borrower irrevocably authorizes Lender to indorse Borrower’s name on all checks, drafts and instruments deposited into the Lockbox Account for Borrower’s account. Borrower forever waives any claim that Borrower may now or in the future have against Lender based on wrongful or unauthorized endorsement of Borrower’s name on any check, draft or instrument deposited into the Lockbox Account.

(s) Notification:

(i) Borrower agrees that Lender may, at any time, and at Lender’s sole election, notify all or selected Registered Debtors of the fact that their Invoice Payment Obligations have been or may be sold on the Platform, or otherwise encumbered in favor of Lender, and Lender shall have the further right to instruct or reinstruct such Registered Debtors to make their respective Invoice Payments directly to Payplant at the Lockbox Account address.

(ii) All such notifications shall be made pursuant to Sections 9-406(a) and 9-607(a) of the UCC.

(iii) Once Lender notifies a Registered Debtor to make its Invoice Payments directly to Lender, Borrower shall have no right to counter-instruct the Debtor to make its Invoice Payments to Borrower, or to an Affiliate of Borrower, or to any other third person. Any attempt by Borrower to do so shall constitute a Diversion of funds due to Lender.

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SECTION 14 Termination. Upon payment and performance in full of all Obligations (other than contingent indemnification Obligations for which no claim has been made), the security interest created under this Agreement automatically shall terminate and Lender shall promptly execute and deliver to Borrower such documents and instruments reasonably requested by Borrower as shall be necessary to evidence termination of all security interests given by Borrower to Lender hereunder.

SECTION 15 Limitation on Liability. IN NO EVENT SHALL ANY PARTY BE LIABLE TO ANOTHER FOR ANY LOST PROFITS OR SPECIAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. FURTHERMORE, NO PARTY MAKES ANY REPRESENTATION OR WARRANTY TO BORROWER REGARDING THE EFFECT THAT THE AGREEMENT MAY HAVE UPON THE FOREIGN, FEDERAL, STATE OR LOCAL TAX LIABILITY OF THE OTHER.

THIS WRITTEN LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS BETWEEN BORROWER AND LENDER REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, Borrower and Payplant have duly executed this Agreement.

Payplant LLC

Signature:	/s/ Payplant LLC
Name:	Payplant LLC
Title:	CEO & Cofounder
Date:	9/21/2018)	}}

Borrower:

Sysorex, Inc, a Nevada corporation:

Signature:	/s/ Zaman Khan
Name:	Zaman Khan
Title:	CEO
Date:	9/21/2018

Signature:	/s/ Vincent Loiacono
Name:	Vincent Loiacono
Title:	CFO
Date:	9/21/2018

Sysorex Government Services, Inc, a Virginia corporation:

Signature:	/s/ Zaman Khan
Name:	Zaman Khan
Title:	CEO
Date:	9/21/2018

Signature:	/s/ Vincent Loiacono
Name:	Vincent Loiacono
Title:	CFO
Date:	9/21/2018

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EXHIBIT A: PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned, Sysorex, Inc., Nevada corporation (“Borrower”), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of Payplant Alternatives Fund, LLC, a Delaware limited liability company (“Lender”), or its successors or permitted assigns, the principal sum of _______________ plus a Due Diligence fee of N/A ($0.00), or, if less, the aggregate unpaid principal amount of the Loan outstanding under the Loan and Security Agreement referred to below, which sum shall be due and payable in such amounts and on such dates as are set forth in the Loan and Security Agreement via ACH or Wire. Borrower further promises to pay interest on the outstanding principal amount hereof from ___________, the Funding Date at the rates, and on the dates, specified in such Loan and Security Agreement.

This Note is referred to in the Loan and Security Agreement, effective as of 9/21/2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”), between Borrower and Lender. Capitalized terms used but not otherwise defined herein have the meanings given to them in the Loan and Security Agreement.

This Note is secured and guaranteed as and to the extent provided in the Loan and Security Agreement and the other Loan Documents. Reference is hereby made to the Loan and Security Agreement and the other Collateral Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence of any one or more Events of Default specified in the Loan and Security Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided therein.

All parties now or hereafter liable with respect to this Note, whether maker, principal, surety, endorser or otherwise, hereby waive diligence, presentment, demand, protest, notice of protest, notice of acceleration, notice of intent to accelerate, and all other notices of any kind.

Borrower agrees to make all payments under this Note without setoff or deduction and regardless of any counterclaim or defense.

No single or partial exercise of any power under this Note shall preclude any other or further exercise of such power or exercise of any other power. No delay or omission on the part of the holder hereof in exercising any right under this Note shall operate as a waiver of such right or any other right hereunder.

This Note shall be binding on Borrower and its successors and assigns, and shall be binding upon and inure to the benefit of Lender, any future holder of this Note and their respective successors and assigns. THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE LOAN AND SECURITY AGREEMENT.

The following sections of the Loan and Security Agreement, are adopted and incorporated by reference as though fully set forth herein:

a.	Governing Law: section 13 (k)
b.	Forum Selection: section 13 (l)
c.	Waiver of Jury Trial: section 13 (m)
d.	Arbitration: section 13 (n)
e.	No Punitive or Exemplary Damages: section 15

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IN WITNESS WHEREOF, Borrower has duly executed this Note, as of the date written below.

Sysorex, Inc, a Nevada corporation:

Signature:

Name:

Title:

Date:

Signature:

Name

Title:

Date:

Sysorex Government Services, Inc, a Virginia corporation:

Signature:

Name:

Title:

Date:

Signature:

Name:

Title:

Date:

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EXHIBIT B

CLIENT KEY PRINCIPALS

1.	Zaman Khan

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EXHIBIT C: FINAL LOAN REQUEST

1.	Loan Term: maximum of 30 days

2.	Loan Purpose: working capital for delivering the customer POs below:

PO	Contract	Customer	Vendor	PO Amount	Payplant Advance	Borrower Co-payment to Vendor	Vendor Payment Amount

Totals

3.	Total Vendor Payment Amount: $

4.	Vendor Payment Date: _____________

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EXHIBIT D: ACH DEBIT AUTHORIZATION

Sysorex, Inc., a Nevada corporation and successor-in-interest by merger to Inpixon USA, a California corporation, with offices at 2479 East Bayshore Road, Suite 195, Palo Alto, CA 94303 (“Sysorex”) and Sysorex Government Services, Inc., a Virginia corporation, with offices at 2479 East Bayshore Road, Suite 195, Palo Alto, CA 94303 (“SGS” and together with Sysorex, jointly and severally, the “Borrower”)”)authorizes Payplant LLC (“Lender”) to charge/debit the following bank accounts (Designated Accounts) in accordance with the Loan and Security Agreement dated 9/21/2018 (“Agreement”). Company agrees to notify Lender in writing of any changes in the account information below within two (2) business days. Borrower will not dispute Lender’s withdrawals with their bank so long as the transaction corresponds to the terms indicated in the Agreement. Lender agrees to charge the company’s account only in accordance with the Agreement.

Sysorex Bank Account:

__x__ Checking ____Saving

Bank Name: Wells Fargo

Bank ABA#: __________

Bank Account number:

Account name: Inpixon Federal

Payplant LLC

Signature:

Name: {

Title:

Date:

Borrower:

Sysorex, Inc, a Nevada corporation:

Signature:

Name:

Title:

Date:

Signature:

Name:

Title:

Date:

Sysorex Government Services, Inc, a Virginia corporation:

Signature:

Name:

Title:

Date:

Signature:

Name:

Title:

Date:

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